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                                                            EXHIBIT 11

                                 ACORDIA, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                           SIX MONTHS ENDED    QUARTER ENDED
                                               JUNE 30            JUNE 30

                                            1996      1995     1996     1995
                                           -------   ------   ------   -------
PRIMARY
- -------
Average number of common shares
 outstanding                                14,022    13,945   14,036   13,957

Net effect of dilutive stock options
 and warrants - based on the
 treasury stock method of using
 average market price                          449       525      541      491
                                          --------   -------  -------  -------

Total average number of common shares
 outstanding                                14,471    14,470   14,577   14,448
                                          ========   =======  =======  =======


Net income                                 $14,128   $13,262  $ 6,817  $ 6,043
                                          ========   =======  =======  =======

Earnings per share                         $  0.98   $  0.92  $  0.47  $  0.42
                                          ========   =======  =======  =======

FULLY DILUTED
- -------------
Average number of common shares
 outstanding                                14,022    13,945   14,036   13,957

Net effect of dilutive stock options
 and warrants - based on the
 treasury stock method of using
 the period-end price if higher
 than average market price                     653       528      661      529
                                          --------   -------  -------  -------


Total average number of common shares
 outstanding                                14,675    14,473   14,697   14,486
                                          ========   =======  =======  =======


Net income                                 $14,128   $13,262  $ 6,817  $ 6,043
                                          ========   =======  =======  =======

Earnings per share                         $  0.96   $  0.92  $  0.46  $  0.42
                                          ========   =======  =======  =======

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